Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND

RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of August 4, 2015 (this “Amendment No. 2”), is by and among MEDICAL PROPERTIES TRUST, INC., a Maryland corporation (“Holdings”), MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions listed on the signature pages hereof (the “Lenders”), GOLDMAN SACHS BANK USA (the “New Lender”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”). Reference is made to that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 19, 2014, as amended by Amendment No. 1 to Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 17, 2014 (as so amended and as further amended, restated, replaced, supplemented or modified from time to time, the “Credit Agreement”), by and among Holdings, the Borrower, the Lenders referenced therein and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent make certain amendments to the Credit Agreement; and

WHEREAS, the Borrower, the Lenders and the Administrative Agent are willing to make such amendments as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. As of the Amendment Effective Date (as defined in Section 4 hereof), the Credit Agreement is hereby amended as follows:

1.1 Amendment to Section 1.1: Definition of Permitted Investments. The definition of “Permitted Investments” set forth in Section 1.1 of the Credit Agreement is amended by:

(a)	restating clause (s) thereof to read as follows:

“(t) any transaction (other than any Investment specifically limited by the above clauses (a) through (s)) which constitutes an Investment to the extent permitted by Section 7.10.”

;and

(b)	inserting the following new clause (s) after clause (r) thereof:

“(r) the Camaro Investment; and”.

1.2 Amendment to Section 1.1: Definition of Pricing Grids. The definition of “Pricing Grids” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following proviso after the table entitled “For Term Loans:” in clause (b) of such definition:

“; provided that at any time when the Total Leverage Ratio or the Unsecured Leverage Ratio exceeds 65%, then the Applicable Margins for both Revolving Loans and Term Loans (x) shall be determined based on a Credit Rating of “below BBB-/Baa3 or unrated” and (y) shall be increased by 0.20% above the Applicable Margins otherwise applicable to such Credit Rating.”

1.3 Amendment to Section 1.1: Definition of Specified Jurisdictions. The definition of “Specified Jurisdictions” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the words “, Spain, Italy” after the word “Japan” on the second line thereof.

1.4 Amendment to Section 1.1: Definition of Total Asset Value. The definition of “Total Asset Value” set forth in Section 1.1 of the Credit Agreement is restated in its entirety to read as follows:

““Total Asset Value”: an amount equal to the sum, without duplication, of (i) the undepreciated cost (after taking into account any impairments) of all Real Properties that are 100% fee owned or ground-leased by the Group Members (other than Development Properties), plus (ii) the pro-rata share of the undepreciated cost (after taking into account any impairments) of all Real Properties that are less than 100% fee owned or ground-leased by the Group Members (other than Development Properties), plus (iii) unrestricted cash and Cash Equivalents of the Group Members in excess of $10,000,000; provided that, for purposes of calculating the Total Leverage Ratio, no such unrestricted cash and Cash Equivalents will be added to Total Asset Value if such unrestricted cash and Cash Equivalents have been deducted from Total Indebtedness in the Total Leverage Ratio, plus (iv) the book value of (A) notes receivable of the Group Members which are secured by mortgage Liens on real estate and which are not more than 60 days past due or otherwise in payment default after giving effect to applicable cure periods that has resulted in the commencement of the exercise of remedies (“Mortgage Notes”), (B) notes receivable of Group Members (1) under which the obligor (or the guarantor thereof) is the operator of a medical property for which a Group Member is the lessor or mortgagee, (2) which are cross-defaulted to the lease or Mortgage Note held by such Group Member, (3) which are not more than 60 days past due or otherwise in payment default after giving effect to applicable cure periods, and (4) which are not in a principal amount in excess of $15,000,000 per note and are set forth in a schedule provided to the Administrative Agent (provided that not more than $50,000,000 of Total Asset Value may be attributable to notes receivable described in this clause (B)), (C) notes receivable in the original principal amount of approximately $93,200,000 evidencing the acquisition loan in connection with the acquisition of Ernest Health, Inc., (D) notes receivable in the original principal amount of approximately €480,000,000 evidencing the Median Investment so long as such notes are not more than 60 days past due or otherwise in payment default after giving effect to applicable cure periods and (E) notes receivable in the original principal amount of approximately $300,000,000 evidencing the acquisition loan for the Camaro Investment so long as such notes are not more than 60 days past due or otherwise in payment default after giving effect to applicable cure periods, plus (v) the book value (after taking into account any impairments) of Construction-in-Process for all Development Properties (in an amount not to exceed the greater of $200,000,000 and 7% of Total Asset Value), all as determined on a consolidated basis in accordance with GAAP.”

1.5 Amendment to Section 1.1: New Definition of Camaro Investment. Section 1.1 of the Credit Agreement is amended by adding the following new definition of “Camaro Investment” immediately after the definition of “CAD”:

““Camaro Investment”: The acquisition by subsidiaries of the Borrower of all of the equity interests in Capella Holdings, Inc.”

1.6 Amendment to Section 2.19. Section 2.19 of the Credit Agreement is amended by adding the following new Section 2.19(j) after Section 2.19(i):

“(j) FATCA Acknowledgement. For purposes of determining withholding Taxes imposed under FATCA, from and after August 4, 2015, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans and this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”

1.7 Amendment to Section 7.1(a). Section 7.1(a) of the Credit Agreement is restated in its entirety to read as follows:

“(a) Total Leverage Ratio. Permit the ratio of (i) (A) Total Indebtedness minus (B) as of such date of determination, unrestricted cash and Cash Equivalents of the Group Members in excess of $10,000,000 that is being held to repay that portion of Total Indebtedness that matures within twenty-four (24) months of such date of determination to (ii) Total Asset Value (the “Total Leverage Ratio”) as at the last day of any period of four consecutive fiscal quarters of the Borrower or on the date of any incurrence of Indebtedness by the Borrower or its Subsidiaries hereunder to exceed 60%; provided that such ratio may exceed 60% in order to permit the Borrower to consummate a Significant Acquisition so long as (i) such ratio does not exceed 60% as of the end of more than four (4) consecutive fiscal quarters and (ii) such ratio does not exceed 65% as of such date of determination; and provided further that such ratio may exceed 60% for the fiscal quarters ending September 30, 2015, December 31, 2015 and March 31, 2016 in order to permit the Borrower to consummate the Camaro Investment so long as such ratio does not exceed 70% as of such date of determination.”

1.8 Amendment to Section 7.1(f). Section 7.1(f) of the Credit Agreement is restated in its entirety to read as follows:

“(f) Unsecured Leverage Ratio. Permit the ratio of (i)(A) Unsecured Indebtedness minus (B) as of such date of determination, unrestricted cash and Cash Equivalents of the Group Members in excess of $10,000,000 that is being held to repay that portion of Unsecured Indebtedness that matures within twenty-four (24) months of such date of determination to (ii) Unencumbered Asset Value (the “Unsecured Leverage Ratio”) as at the last day of any period of four consecutive fiscal quarters of the Borrower or on the date of any incurrence of Indebtedness by the Borrower or its Subsidiaries hereunder to exceed 60%; provided that such ratio may exceed 60% in order to permit the Borrower to consummate a Significant Acquisition so long as (i) such ratio does not exceed 60% as of the end of more than four (4) consecutive fiscal quarters and (ii) such ratio does not exceed 65% as of such date of determination; and provided further that such ratio may exceed 60% for the fiscal quarters ending September 30, 2015, December 31, 2015 and March 31, 2016 in order to permit the Borrower to consummate the Camaro Investment so long as such ratio does not exceed 77.5% as of such date of determination.”

1.9 Revolving Commitment. The aggregate Revolving Commitments are increased by $100,000,000 to $1,125,000,000.

1.10 Commitments. Schedule 1.1A to the Credit Agreement is hereby deleted in its entirety and Schedule 1.1A to this Amendment No. 2 is substituted in place thereof.

1.11 New Commitments. (a) The New Lender shall have a New Revolving Commitment in the amount of $100,000,000. On the Amendment Effective Date, and so long as the conditions set forth in Section 5.2 are satisfied, (a) the New Lender shall purchase from each of the Revolving Lenders, at the principal amount thereof, such interests in the Revolving Loans outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and the New Lender ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (b) the New Revolving Commitment of the New Lender shall be deemed for all purposes a Revolving Commitment and each Loan made under such New Revolving Commitment shall be deemed, for all purposes, a Revolving Loan, and (c) the New Lender shall become a Revolving Lender with respect to its New Revolving Commitment and all matters relating thereto.

(b) From and after the date hereof, the New Lender shall be deemed to be a Lender for all purposes of the Credit Agreement, and each reference to the Lenders in the Credit Agreement shall be deemed to include the New Lender. The New Lender appoints JPMorgan Chase Bank, N.A. as the Administrative Agent and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

(c) The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment No. 2 and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.6 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitments, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment No. 2, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment No. 2, and (vi) if it is a Foreign Lender, any documentation required to be delivered by it pursuant to the terms of the Credit Agreement has been delivered to the Administrative Agent; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1.12 Request under Section 2.23(a) of the Credit Agreement.

(a) The Administrative Agent and the Lenders party hereto hereby waive the requirement under Section 2.23(a) of the Credit Agreement that the Borrower provide written notice to the Administrative Agent of its request for New Revolving Commitments.

(b) This Amendment No. 2 is and shall be deemed to be for all purposes of the Credit Agreement a partial exercise by the Borrower of its rights under Section 2.23(a) (as amended by this Amendment No. 2) of the Credit Agreement to request an increase of the Revolving Commitments. From and after the Amendment Effective Date, the Borrower shall be able to request $300,000,000 of remaining Incremental Commitments pursuant to Section 2.23 of the Credit Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF BORROWER AND HOLDINGS

In order to induce the Lenders, the New Lender and Administrative Agent to enter into this Amendment No. 2, Borrower and Holdings each represents and warrants to each Lender, the New Lender and Administrative Agent that the following statements are true, correct and complete:

(i) each of Borrower and Holdings has the power and authority, and the legal right, to make, deliver and perform its obligations under this Amendment No. 2, the Credit Agreement as amended by this Amendment No. 2 (the “Amended Agreement”) and any Notes issued pursuant to Section 4D below (the “New Note”);

(ii) each of Borrower and Holdings has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment No. 2 and the New Note;

(iii) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment No. 2 and the New Note, except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect;

(iv) the execution, delivery and performance of this Amendment No. 2 and the New Note will not violate any Requirement of Law or any Contractual Obligation of any Group Member, except for any such violation which could not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation;

(v) this Amendment No. 2, the New Note and the Amended Agreement have been duly executed and delivered by Borrower and Holdings and are the legal, valid and binding obligations of Borrower and Holdings, enforceable against Borrower and Holdings in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(vi) the representations and warranties contained in Section 4 of the Credit Agreement are and will be true and correct in all material respects on and as of the date hereof and the Amendment Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; and

(vii) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 2 that would constitute a Default or Event of Default.

SECTION 3. ACKNOWLEDGEMENT AND CONSENT

Each Guarantor has read this Amendment No. 2 and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment No. 2, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

Each of Holdings and the Borrower hereby acknowledges and agrees that the Guarantor Obligations under, and as defined in, the Guarantee Agreement, dated as of June 19, 2014, by and among Holdings and the Administrative Agent, as supplemented and modified (the “Guarantee Agreement”) will include all Obligations under, and as defined in, the Credit Agreement (as amended hereby).

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment No. 2, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment No. 2 and (ii) nothing in the Credit Agreement, this Amendment No. 2 or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION 4. CONDITIONS TO EFFECTIVENESS

Except as set forth below, Section 1 of this Amendment No. 2 shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):

A. The Borrower, Holdings, the Administrative Agent, the Required Lenders and the New Lender shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Administrative Agent.

B. The Administrative Agent shall have received a secretary’s certificate of Holdings and the Borrower (i) either confirming that there have been no changes to its organizational documents since June 19, 2014, or if there have been changes to Holdings’ or the Borrower’s organizational documents since such date, certifying as to such changes, and (ii) certifying as to resolutions and incumbency of officers with respect to this Amendment No. 2 and the transactions contemplated hereby.

C. The Lenders and the Administrative Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 10.5 of the Credit Agreement), incurred in connection with this Amendment No. 2.

D. Execution and delivery to the Administrative Agent by the Borrower of a Note in favor of the New Lender in the aggregate total incremental amount of $100,000,000.

E. Delivery to the Administrative Agent by Goodwin Procter LLP, as counsel to the Borrower, of an opinion addressed to the Lenders, the New Lender and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

F. Payment by the Borrower of any agreed upon compensation to the Lenders and the Joint Lead Arrangers as separately agreed in connection with this Amendment No. 2 and the making of the Revolving Commitments by the New Lender and any resulting reallocation of the Revolving Loans.

G. The conditions set forth in Section 5.2 of the Credit Agreement shall have been satisfied and the Administrative Agent shall have received a certificate dated the Amendment Effective Date and executed by a Responsible Officer of the Borrower that such conditions have been satisfied and that the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.1 of the Credit Agreement after giving effect to this Amendment No. 2, the incremental Revolving Commitments, the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date.

SECTION 5. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the effective date of this Amendment No. 2, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

(ii) Except as specifically amended by this Amendment No. 2, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment No. 2 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

(iv) This Amendment No. 2 shall constitute a “Loan Document” under the Credit Agreement.

B. Headings. Section and subsection headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT NO. 2 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

D. Counterparts; Effectiveness. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment No. 2 (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by Holdings, Borrower and the Required Lenders and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLDINGS:	MEDICAL PROPERTIES TRUST, INC.

	By:	/s/ R. Steven Hamner
		Name:	R. Steven Hamner
		Title:	Executive Vice President and Chief Financial Officer

BORROWER:	MPT OPERATING PARTNERSHIP, L.P.

	By:	/s/ R. Steven Hamner
		Name:	R. Steven Hamner
		Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE – AMENDMENT NO. 2]

LENDERS:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Brendan M. Poe
Name: Brendan M. Poe
Title: Executive Director

[SIGNATURE PAGE – AMENDMENT NO. 2]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Laura Conway
Name: Laura Conway
Title: Vice President

[SIGNATURE PAGE – AMENDMENT NO. 2]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Rina Kansagra
Name: Rina Kansagra
Title: Authorized Signatory

[SIGNATURE PAGE – AMENDMENT NO. 2]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Michael Winters
Name: Michael Winters
Title: Vice President

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

[SIGNATURE PAGE – AMENDMENT NO. 2]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Suzanne B. Smith
Name: Suzanne B. Smith
Title: Senior Vice President

[SIGNATURE PAGE – AMENDMENT NO. 2]

COMPASS BANK, as a Lender

By:	/s/ Brian Tuerff
Name: Brian Tuerff
Title: Senior Vice President

[SIGNATURE PAGE – AMENDMENT NO. 2]

SUNTRUST BANK, as a Lender

By:	/s/ Joshua Turner
Name: Joshua Turner
Title: Vice President

[SIGNATURE PAGE – AMENDMENT NO. 2]

REGIONS BANK, as a Lender

By:	/s/ Steven W. Mitchell
Name: Steven W. Mitchell
Title: Senior Vice President

[SIGNATURE PAGE – AMENDMENT NO. 2]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Christopher R. Lee
Name: Christopher R. Lee
Title: Vice President

[SIGNATURE PAGE – AMENDMENT NO. 2]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Amy Trapp
Name: Amy Trapp
Title: Managing Director

By:	/s/ Jeff Ferrell
Name: Jeff Ferrell
Title: Managing Director

[SIGNATURE PAGE – AMENDMENT NO. 2]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joe Ellerbroek
Name: Joe Ellerbroek
Title: Assistant Vice President

[SIGNATURE PAGE – AMENDMENT NO. 2]

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Donald W. Woods
Name: Donald W. Woods
Title: Senior Vice President

[SIGNATURE PAGE – AMENDMENT NO. 2]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Bill O’Daly
Name: Bill O’Daly
Title: Authorized Signatory

By:	/s/ Sean MacGregor
Name: Sean MacGregor
Title: Authorized Signatory

[SIGNATURE PAGE – AMENDMENT NO. 2]

CADENCE BANK, N.A., as a Lender

By:	/s/ Caldwell Marks
Name: Caldwell Marks
Title: Senior Vice President

[SIGNATURE PAGE – AMENDMENT NO. 2]

FIRST TENNESSEE BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Cathy Wind
Name: Cathy Wind
Title: SVP

[SIGNATURE PAGE – AMENDMENT NO. 2]

GOLDMAN SACHS BANK USA, as New Lender

By:	/s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

[SIGNATURE PAGE – AMENDMENT NO. 2]

Schedule l.lA

Commitments

Lender	Revolving Commitment
Goldman Sachs Bank USA	$100,000,000
JPMorgan Chase Bank, N.A.	$94,000,000
Bank of America, N.A.	$94,000,000
Barclays Bank PLC	$94,000,000
KeyBank National Association	$94,000,000
Deutsche Bank AG New York Branch	$85,000,000
Compass Bank	$76,000,000
Credit Agricole Corporate and Investment Bank	$76,000,000
Royal Bank of Canada	$76,000,000
SunTrust Bank	$76,000,000
Wells Fargo Bank, National Association	$76,000,000
Citizens Bank, National Association	$62,000,000
Credit Suisse AG, Cayman Islands Branch	$59,000,000
Regions Bank	$39,000,000
Cadence Bank, N.A.	$12,000,000
First Tennessee Bank National Association	$12,000,000

$1,125,000,000

Lender	Term Commitment
Cadence Bank, N.A.	$13,000,000
JPMorgan Chase Bank, N.A.	$11,000,000
Bank of America, N.A.	$11,000,000
Barclays Bank PLC	$11,000,000
KeyBank National Association	$11,000,000
Compass Bank	$9,000,000
Credit Agricole Corporate and Investment Bank	$9,000,000
Royal Bank of Canada	$9,000,000
SunTrust Bank	$9,000,000
Wells Fargo Bank, National Association	$9,000,000
Citizens Bank, National Association	$8,000,000
Credit Suisse AG, Cayman Islands Branch	$6,000,000
Regions Bank	$6,000,000
First Tennessee Bank National Association	$3,000,000

$125,000,000